EXHIBIT 99.1

NEWS RELEASE
TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP.  Reports 33% increase in Third Quarter Earnings

Hallstead, PA, October 19 –Peoples Financial Services Corp. (OTCBB:PFIS) today reported third quarter 2011 earnings of $1,859 thousand or $0.60 per share. Year-to-date earnings totaled $6,017 thousand or $1.92 per share. For 2010, comparable earnings were $1,400 thousand or $0.45 per share for the third quarter and $4,442 thousand or $1.42 per share year-to-date.

For the three months and nine months ended September 30, return on average assets was 1.24% and 1.39%, respectively, in 2011, compared to 0.99% and 1.09% for the comparable 2010 periods. Return on average stockholders’ equity was 13.62% and 15.63%, respectively, for the third quarter and year-to-date 2011, compared to 11.72% and 13.14% for the same periods of 2010.

  “Higher comparable recorded levels of net interest income continued to be the primary cause for the improvement in our third quarter and year-to-date earnings,” stated Alan W. Dakey, President and Chief Executive Officer. “Despite such improvements, we continually monitor the pressure on our net interest margin given the long period of low interest rates. As a result of the challenging interest rate environment, management will attempt to modify the balance sheet structure, increase noninterest income and maintain efficiency ratios,” continued Dakey. “At the end of the third quarter, we rolled out our new product, Card Cash™, a debit card rewards program, which will enhance relationships with our debit card users and offer an attractive alternative to our large competitors that are now charging debit card fees.” Dakey concluded.

HIGHLIGHTS

•	Year-to-date and quarter-to date net income improved by 35.5% and 32.8% in 2011.
•	Total assets surpassed the $600 million level at September 30, 2011.
•	Loans grew at an annualized rate of 12.5% from year-end 2010.
•	Deposits grew 15.7% compared to the third quarter 2010.
•	Efficiency ratio improved to 54.7% in 2011 compared to 57.9% in 2010.

INCOME STATEMENT REVIEW

For the three months ended September 30, tax-equivalent net interest income increased $702 thousand or 13.7% to $5,821 thousand in 2011 from $5,119 thousand in 2010. An improvement in tax-equivalent interest revenue of $519 thousand or 7.7% was the primary cause of the increase in net interest income for the third quarter of 2011. Also causing the favorable change was a decrease of $183 thousand or 11.2% in interest expense as a result of the sustained low interest rate environment. Comparing the third quarters of 2011 and 2010, the growth of average earning assets of $38.1 million outpacing the growth of average interest-bearing liabilities of $19.8 million helped to improve net interest income. Also assisting in the third quarter improvement was an increase in the tax-equivalent yield on earning assets of 2 basis points and a reduction in the cost of funds of 22 basis points. The tax-equivalent net interest margin for the third quarter improved 23 basis points to 4.07% in 2011 compared to 3.84% for the same period in 2010.

For the nine months ended September 30, tax-equivalent net interest income rose $2 million or 13.5% to $17.3 million in 2011 from $15.2 million in 2010. Favorably affecting net interest income was a 6.4% increase in tax-equivalent interest revenue. Supplementing the higher interest revenue was a 14.9% decrease in interest expense. Year-to-date tax-equivalent interest revenue rose $1.3 million, in spite of a 4 basis point decrease in the yield on earning assets. Loan yields decreased 16 basis points to 5.67%, while the yield on the investment portfolio decreased 10 basis points to 4.50%. Favorably impacting interest revenue was a $36.3 million increase in average earning assets. Average loan growth of $55.3 million was partially reduced by a decline of $19.0 million in average investments and federal funds sold. The decrease in interest expense was due largely to a 31 basis point increase in the cost of funds. For the nine months ended September 30, the tax-equivalent net interest margin widened 23 basis points to 4.20% in 2011 compared to 3.97% in 2010.

For the three months and nine months ended September 30, 2011, the provision for loan losses totaled $269 thousand and $1,494 thousand. For the respective periods of 2010, the provision for loan losses amounted to $445 thousand and $2,022 thousand. The decrease in the provision from 2011 was due to decreases in net charge-offs.

Noninterest revenue for the third quarter rose $107 thousand or 11.7% to $1,022 thousand in 2011 from $915 thousand in 2010. For the nine months ended September 30, 2011, noninterest revenue totaled $4,474 thousand, an increase of $1,136 thousand or 34.0% from $3,338 thousand for the comparable period of 2010. Revenue received from our Wealth Management Division increased $277 thousand or 115.4% as a result of acquiring an existing investment advisory business in the fourth quarter of 2010. In addition, year-to-date noninterest revenue includes a $1,673 gain realized on the sale of a commercial property held as other real estate.

          For the third quarter, noninterest expense increased $254 thousand or 7.3% to $3,757 thousand in 2011 from $3,503 thousand in 2010. Payroll-related expenses rose $158 thousand or 10.6% as a result of additional staffing and normal merit increases. In addition, we experienced a $97 thousand or 15.1% increase in occupancy and equipment expense which resulted from expenses related to flooding issues in four of our branch offices. Other expenses were unchanged comparing the third quarters of 2011 and 2010.  Comparing the nine months ended September 30, 2011 and 2010, noninterest expense increased $1,172 thousand or 11.7%.

BALANCE SHEET REVIEW

             Total assets increased $42.6 million to $607.2 million at September 30, 2011, from $564.6 million at September 30, 2010. The balance sheet growth was driven by an increase in total deposits of $50.1 million or 11.5% to $486.2 million at the close of the third quarter of 2011, from $436.1 million one year ago. Due to the uncertainty in financial markets and perceived risk involved in investing in nonbank products, customers opted to invest excess funds into traditional bank products. In addition, an increase in the flow of funds from natural gas drilling impacted our deposit gathering. Loans, net of unearned income, rose $56.0 million to $427.2 million at September 30, 2011, from $371.2 million at September 30, 2010. Available-for-sale investment securities decreased $6.1 million to $129.0 million from $135.1 million comparing September 30, 2011 and 2010.

              Stockholders' equity equaled $59.0 million or $18.86 per share at September 30, 2011, and $53.0 million or $16.86 per share at September 30, 2010. Our capital to assets was 9.72% at the close of the third quarter of 2011, an improvement compared to 9.38% one year earlier. All of our capital ratios significantly exceeded regulatory standards for well capitalized institutions at September 30, 2011. Dividends declared were $0.20 per share for the third quarter and $0.60 per share year-to-date in 2011. Accumulated other comprehensive income increased $4,779 thousand from year-end 2010, which resulted directly from an increase in the market value of available-for-sale investment securities.

Nonperforming assets equaled $8.8 million or 2.06% of loans, net of unearned income and foreclosed assets at September 30, 2011, compared to $10.4 million or 2.76% one year earlier. The improvement in asset quality resulted from a reduction in foreclosed assets. Loans charged-off, net of recoveries, decreased $956 thousand to $475 thousand for the nine months ended September 30, 2011, from $1,431 thousand for the same period last year. The provision for loan losses decreased $528 thousand comparing the nine months ended September 30, 2011 and 2010, corresponding with the decrease in net charge-offs. The allowance for loan losses equaled $5.1 million or 1.20% of loans, net of unearned income, at September 30, 2011, compared to $3.9 million or 1.06% one year ago.

Peoples Financial Services Corporation is the parent company of Peoples Neighborhood Bank, an independent community bank serving Lackawanna, Wyoming and Susquehanna Counties in Pennsylvania and Broome County in New York through eleven offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of PNB Online Banking services by accessing the Company's website at http://www.peoplesnatbank.com. Peoples Wealth Management is a member managed limited liability company for the purpose of providing investment advisory services to the general public. The Company's business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

Summary Data
Peoples Financial Services Corp.
Five Quarter Trend
(In thousands, except per share data)

	Sept 30	June 30	March 31	Dec 31	Sept 30
	2011	2011	2011	2010	2010

Key performance data:

Per share data:
Net income	$0.60	$0.75	$0.57	$0.65	$0.45
Cash dividends declared	$0.20	$0.20	$0.20	$0.20	$0.20
Book value	$18.86	$17.90	$16.70	$16.07	$16.86
Tangible book value	$18.59	$17.62	$16.39	$15.74	$16.74
Market value:
High	$28.25	$27.50	$28.00	$28.00	$28.00
Low	$26.90	$25.50	$26.31	$26.60	$26.00
Closing	$27.55	$27.05	$26.31	$26.60	$28.00
Market capitalization	$86,205	$85,036	$82,700	$83,570	$87,950
Common shares outstanding	3,129,056	3,143,656	3,143,281	3,141,731	3,141,056

Selected ratios:

Return on average stockholders' equity	13.62%	18.56%	14.84%	15.77%	11.72%

Return on average assets	1.24%	1.63%	1.30%	1.45%	0.99%

Stockholders' equity to total assets	9.72%	9.59%	9.20%	9.04%	9.38%

Efficiency ratio	58.09%	50.98%	55.82%	53.03%	62.33%

Nonperforming assets to loans, net, and foreclosed assets	2.06%	2.05%	2.56%	2.61%	2.76%

Net charge-offs to average loans, net	0.28%	0.01%	0.17%	0.01%	1.40%

Allowance for loan losses to loans, net	1.20%	1.21%	1.07%	1.05%	1.06%

Earning assets yield (FTE)	5.08%	5.27%	5.43%	5.17%	5.06%

Cost of funds	1.27%	1.31%	1.30%	1.32%	1.49%

Net interest spread (FTE)	3.81%	3.96%	4.13%	3.85%	3.57%

Net interest margin (FTE)	4.07%	4.20%	4.36%	4.10%	3.84%

Peoples Financial Services Corp.
Consolidated Statements of Income
(In thousands, except per share data)

Nine Months Ended	Sept 30	Sept 30
	2011	2010

Interest income:
Interest and fees on loans:
Taxable	$16,054	$14,456
Tax-exempt	1,034	823
Interest and dividends on investment securities available-for-sale:
Taxable	1,938	2,227
Tax-exempt	1,283	1,507
Dividends	26	35
Interest on interest-bearing balances with banks	8	3
Interest on federal funds sold	26	20
Total interest income	20,369	19,071

Interest expense:
Interest on deposits	3,344	3,638
Interest on short-term borrowings	238	287
Interest on long-term debt	728	1,140
Total interest expense	4,310	5,065
Net interest income	16,059	14,006
Provision for loan losses	1,494	2,022
Net interest income after provision for loan losses	14,565	11,984

Noninterest income:
Service charges, fees and commissions	2,156	2,752
Wealth management income	517	240
Mortgage banking income	178	308
Net gains on sale of investment securities available-for-sale	37	223
Other than temporary investment securities impairment	(87)	(140)
Net gains on sale of other real estate	1,673	(45)
Total noninterest income	4,474	3,338

Noninterest expense:
Salaries and employee benefits expense	4,722	4,196
Net occupancy and equipment expense	2,113	1,877
Other expenses	4,387	3,977
Total noninterest expense	11,222	10,050
Income before income taxes	7,817	5,272
Provision for income tax expense	1,800	830
Net income	$6,017	$4,442

Other comprehensive income:
Unrealized holding gains on investment securities available-for-sale	$7,191	$8,115
Reclassification adjustment for gains included in net income	(37)	(223)
Reclassification adjustment for other than temporary impairment charges	87	140
Income tax expense related to other comprehensive income	2,462	2,731
Other comprehensive income, net of income taxes	4,779	5,301
Comprehensive income	$10,796	$9,743

Per share data:
Net income	$1.92	$1.42
Cash dividends declared	$0.60	$0.59
Average common shares outstanding	3,141,085	3,138,989

Peoples Financial Services Corp.
Consolidated Statements of Income
(In thousands, except per share data)

Three months ended	Sept 30	June 30	March 31	Dec 31	Sept 30
	2011	2011	2011	2010	2010

Interest income:
Interest and fees on loans:
Taxable	$5,505	$5,413	$5,136	$4,961	$4,787
Tax-exempt	331	346	357	293	279
Interest and dividends on investment securities available-for-sale:
Taxable	639	633	666	716	731
Tax-exempt	397	411	475	520	525
Dividends	9	8	9	9	9
Interest on interest-bearing balances with banks	3	3	2	1	1
Interest on federal funds sold	13	11	2	6	8
Total interest income	6,897	6,825	6,647	6,506	6,340

Interest expense:
Interest on deposits	1,168	1,132	1,044	1,058	1,165
Interest on short-term borrowings	76	76	86	102	115
Interest on long-term debt	208	263	257	273	355
Total interest expense	1,452	1,471	1,387	1,433	1,635
Net interest income	5,445	5,354	5,260	5,073	4,705
Provision for loan losses	269	804	421	180	445
Net interest income after provision for loan losses	5,176	4,550	4,839	4,893	4,260

Noninterest income:
Service charges, fees and commissions	736	711	709	690	782
Wealth management income	142	236	139	65	81
Mortgage banking income	32	98	48	109	168
Net gains on sale of investment securities available-for-sale	25	2	10	123	22
Other than temporary investment securities impairment	(3)		(84)	(24)	(140)
Net gains on sale of other real estate	90	1,583		(11)	2
Total noninterest income	1,022	2,630	822	952	915

Noninterest expense:
Salaries and employee benefits expense	1,648	1,628	1,446	1,302	1,490
Net occupancy and equipment expense	738	699	676	624	641
Other expenses	1,371	1,743	1,273	1,269	1,372
Total noninterest expense	3,757	4,070	3,395	3,195	3,503
Income before income taxes	2,441	3,110	2,266	2,650	1,672
Provision for income tax expense	582	751	467	607	272
Net income	$1,859	$2,359	$1,799	$2,043	$1,400

Other comprehensive income:
Unrealized holding gains on investment securities available-for-sale	$2,908	$3,183	$1,100	$(5,775)	$4,525
Reclassification adjustment for gains included in net income	(25)	(2)	(10)	(123)	(22)
Reclassification adjustment for other than temporary impairment charges	3		84	24	140
Income tax expense related to other comprehensive income	981	1,082	399	(1,997)	1,579
Other comprehensive income, net of income taxes	1,905	2,099	775	(3,877)	3,064
Comprehensive income	$3,764	$4,458	$2,574	$(1,834)	$4,464

Per share data:
Net income	$0.60	$0.75	$0.57	$0.65	$0.45
Cash dividends declared	$0.20	$0.20	$0.20	$0.20	$0.20
Average common shares outstanding	3,134,591	3,146,611	3,142,137	3,141,438	3,141,056

Peoples Financial Services Corp.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

Three months ended	Sept 30	June 30	March 31	Dec 31	Sept 30
	2011	2011	2011	2010	2010

Net interest income:
Interest income
Loans, net:
Taxable	$5,505	$5,413	$5,136	$4,961	$4,787
Tax-exempt	502	524	541	444	423
Total loans, net	6,007	5,937	5,677	5,405	5,210
Investments:
Taxable	648	641	675	725	740
Tax-exempt	602	623	720	788	795
Total investments	1,250	1,264	1,395	1,513	1,535
Interest-bearing balances with banks	3	3	2	1	1
Federal funds sold	13	11	2	6	8
Total interest income	7,273	7,215	7,076	6,925	6,754
Interest expense:
Deposits	1,168	1,132	1,044	1,058	1,165
Short-term borrowings	76	76	86	102	115
Long-term debt	208	263	257	273	355
Total interest expense	1,452	1,471	1,387	1,433	1,635
Net interest income	$5,821	$5,744	$5,689	$5,492	$5,119

Loans, net:
Taxable	5.59%	5.71%	5.70%	5.64%	5.52%
Tax-exempt	5.74%	5.73%	5.77%	6.35%	6.32%
Total loans, net	5.61%	5.71%	5.70%	5.70%	5.58%
Investments:
Taxable	3.20%	3.75%	3.87%	3.43%	3.62%
Tax-exempt	5.96%	6.03%	6.15%	6.04%	6.06%
Total investments	4.12%	4.61%	4.78%	4.42%	4.57%
Interest-bearing balances with banks	0.86%	0.88%	1.14%	1.25%	1.42%
Federal funds sold	0.25%	0.22%	0.13%	0.13%	0.12%
Total earning assets	5.08%	5.27%	5.43%	5.17%	5.06%
Interest expense:
Deposits	1.17%	1.17%	1.15%	1.16%	1.28%
Short-term borrowings	0.81%	0.89%	0.91%	0.98%	1.17%
Long-term debt	3.79%	3.92%	3.83%	3.93%	4.03%
Total interest-bearing liabilities	1.27%	1.31%	1.30%	1.32%	1.49%
Net interest spread	3.81%	3.96%	4.13%	3.85%	3.57%
Net interest margin	4.07%	4.20%	4.36%	4.10%	3.84%

Peoples Financial Services Corp.
Consolidated Balance Sheets
(In thousands, except per share data)

	Sept 30	June 30	March 31	Dec. 31,	Sept 30
At period end	2011	2011	2011	2010	2010

Assets:
Cash and due from banks	$9,787	$12,736	$9,661	$6,731	$10,459
Interest-bearing balances with banks	1,007	1,007	1,110	107	70
Federal funds sold	17,174	9,357	15,791	11,003	20,678
Investment securities available-for-sale	128,956	114,096	107,091	121,772	135,052
Loans held for sale	1,206	92	517	30	423
Loans, net of unearned income	427,249	426,655	407,842	390,772	371,244
Less: allowance for loan losses	5,119	5,153	4,356	4,100	3,928
Net loans	422,130	421,502	403,486	386,672	367,316
Premises and equipment, net	8,039	8,170	8,361	8,238	8,215
Accrued interest receivable	3,240	3,272	3,020	3,003	3,062
Other assets	15,616	16,348	21,291	21,031	19,288
Total assets	$607,155	$586,580	$570,328	$558,587	$564,563

Liabilities:
Deposits:
Noninterest-bearing	$84,572	$78,216	$76,958	$73,663	$73,805
Interest-bearing	401,588	392,353	376,614	365,071	362,321
Total deposits	486,160	470,569	453,572	438,734	436,126
Short-term borrowings	38,892	36,352	35,293	38,724	42,014
Long-term debt	21,620	21,862	27,100	27,336	30,569
Accrued interest payable	282	307	398	311	373
Other liabilities	1,178	1,220	1,471	2,966	2,516
Total liabilities	548,132	530,310	517,834	508,071	511,598

Stockholders' equity:
Common stock, par value $2.00 authorized
12,500,000, shares issued 3,341,251;	6,642	6,672	6,683	6,683	6,683
Capital surplus	3,141	3,122	3,122	3,118	3,116
Retained earnings	50,173	48,938	47,219	46,048	44,634
Accumulated other comprehensive income (loss)	3,945	2,040	(59)	(834)	3,043
Less: Treasury stock, at cost, shares held 212,195;197,595;	4,878	4,502	4,471	4,499	4,511
197,970;199,520; 200,195
Total stockholders' equity	59,023	56,270	52,494	50,516	52,965
Total liabilities and stockholders' equity	$607,155	$586,580	$570,328	$558,587	$564,563

Peoples Financial Services Corp.
Consolidated Balance Sheets
(In thousands, except per share data)

	Sept 30	June 30	March 31	Dec 31	Sept 30
Average quarterly balances	2011	2011	2011	2010	2010

Assets:
Loans, net:
Taxable	$390,478	$380,528	$365,573	$348,786	$343,908
Tax-exempt	34,711	36,685	38,008	27,739	26,554
Total loans, net	425,189	417,213	403,581	376,525	370,462
Investments:
Taxable	80,221	68,614	70,781	83,974	81,176
Tax-exempt	40,105	41,434	47,488	51,788	52,060
Total investments	120,326	110,048	118,269	135,762	133,236
Interest-bearing balances with banks	1,386	1,364	714	317	280
Federal funds sold	20,693	20,504	6,028	18,624	25,507
Total earning assets	567,594	549,129	528,592	531,228	529,485
Other assets	28,378	32,970	32,316	29,478	31,630
Total assets	$595,972	$582,099	$560,908	$560,706	$561,115

Liabilities and stockholders' equity:
Deposits:
Interest-bearing	$395,354	$387,655	$366,632	$360,808	$360,498
Noninterest-bearing	83,458	78,959	74,742	75,411	74,807
Total deposits	478,812	466,614	441,374	436,219	435,305
Short-term borrowings	37,231	34,373	38,532	41,245	38,978
Long-term debt	21,749	26,935	27,227	27,559	34,960
Other liabilities	4,014	3,192	4,613	4,282	4,467
Total liabilities	541,806	531,114	511,746	509,305	513,710
Stockholders' equity	54,166	50,985	49,162	51,401	47,405
Total liabilities and stockholders' equity	$595,972	$582,099	$560,908	$560,706	$561,115

Peoples Financial Services Corp.
Asset Quality Data
(In thousands)

	Sept 30	June 30	March 31	Dec 31	Sept 30
At quarter end	2011	2011	2011	2010	2010

Nonperforming assets:
Nonaccrual/restructured loans	$7,977	$8,322	$6,751	$6,513	$6,290
Accruing loans past due 90 days or more	429	414	542	392	146
Foreclosed assets	399		3,246	3,387	3,925
Total nonperforming assets	$8,805	$8,736	$10,539	$10,292	$10,361

Three months ended

Allowance for loan losses:
Beginning balance	$5,153	$4,356	$4,100	$3,928	$4,791
Charge-offs	317	23	176	20	1,312
Recoveries	14	16	11	12	4
Provision for loan losses	269	804	421	180	445
Ending balance	$5,119	$5,153	$4,356	$4,100	$3,928

SOURCE Peoples Financial Services Corp.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570.879.2175 or scotts@peoplesnatbank.com

Co: Peoples Financial Services Corp.
St: Pennsylvania
In: Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company's Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.